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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2005
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

(720) 558-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        (b) On July 1, 2005, Betsy Atkins resigned from the Board of Directors of McDATA Corporation (the "Company"). Ms. Atkins advised us that her decision to leave was not due to any disagreement with the Company and that she was reducing her overall Board member commitments. A member of our Board since 2002, Ms. Atkins provided valuable expertise to the Company. We appreciate her hard work and dedication and wish her well.

        Under the terms of Ms. Atkins option agreements, vested options to purchase Class B common stock, granted in 2004, will continue to be exercisable for one year after departure. Vested options granted prior to 2004 have a 90 day exercise period. Under the terms of Ms. Atkins restricted stock agreement, the Board, in its sole discretion at its next meeting, may authorize continued vesting for up to one year of Ms. Atkins Class B restricted stock grant made in May 2005. Ms. Atkins received a 10,000 Class B restricted stock grant in May 2005, and continued vesting for 1 year would entitle her to receive 5,000 shares in May 2006. No assurances can be made that the Board will approve one year of continued vesting of the Class B restricted stock grant.

ITEM 8.01—Other Events.

        On June 23, 2005, Company announced its outsourcing agreement with Solectron USA, Inc. regarding the former Computer Network Technology Corporation ("CNT") Lumberton, New Jersey manufacturing operations. On June 24, 2005, this transaction closed.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President and General Counsel

        Dated: July 1, 2005

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  ITEM 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
  ITEM 8.01—Other Events.
SIGNATURE